                                                                     EXHIBIT 3.1

                           BUSINESS CORPORATIONS ACT
                              (SECTION 27 OR 171)

                     ALBERTA CONSUMER AND CORPORATE AFFAIRS

                             ARTICLES OF AMENDMENT
                                    (FORM 4)



1.   NAME OF CORPORATION                           2.  CORPORATE ACCESS NO.
     -------------------                               --------------------

     KWIKSTAR COMMUNICATIONS LTD.                        20589392


3.   THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:
     ------------------------------------------------------------------

     1.   Section 1 of the Articles of the Corporation shall, pursuant to
          Section 167(1)(a) of the Business Corporations Act (Alberta), be amended by changing the name of the Corporation from "Kwikstar Communications Ltd." to

          DIGITAL COURIER INTERNATIONAL CORPORATION

     2.   Section 2 of the Articles of the Corporation shall, pursuant to
          Section 167(1)(f) of the Business Corporations Act (Alberta), be amended by changing the number of the Corporation's issued and outstanding Common Shares by consolidating the issued and outstanding Common Shares of the Corporation on the basis that three Common Shares outstanding before consolidation shall be consolidated into one (1) Common Share after consolidation.


===============================================
      DATE             SIGNATURE        TITLE

APRIL 4, 1996      /s/ E. Lynn Patterson
                   E. LYNN PATTERSON   DIRECTOR
- -----------------------------------------------

FOR DEPARTMENTAL USE ONLY               FILED

                           BUSINESS CORPORATIONS ACT
                              (SECTION 27 OR 171)

                     ALBERTA CONSUMER AND CORPORATE AFFAIRS

                             ARTICLES OF AMENDMENT
                                    (FORM 4)



1.   NAME OF CORPORATION                 2.   CORPORATE ACCESS NO.
     -------------------                      --------------------

     KWIKSTAR COMMUNICATIONS LTD.                  20589392


3.   THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:
     ------------------------------------------------------------------

          Section 2 of the Articles of the Corporation shall, pursuant to section 27 of the Business Corporations Act (Alberta), be amended by creating a series of Preferred Shares, the first of such series to be designated as Preferred Shares, Series 1, the said Preferred Shares, Series 1 to consist of 2,000,000 shares and to have attached thereto the rights, privileges, restrictions and conditions set out in Schedule "A" attached hereto.


===================================================================
      DATE                    SIGNATURE                TITLE

 MARCH 7, 1996           /s/ Edward D. Ford
                                                     DIRECTOR
- -------------------------------------------------------------------

 FOR DEPARTMENTAL USE ONLY                             FILED

                                  SCHEDULE "A"

                           PREFERRED SHARES, SERIES 1
                           --------------------------


     The Preferred Shares, Series 1 (the "Series 1 Shares") shall have attached thereto the following rights, privileges, restrictions and conditions, in addition to those attached to the preferred shares as a class as set forth in
Section 2 to the Articles of the Corporation.

1.   VOTING
     ------

     Except as required by law, the holders of the Series 1 Shares shall not, as such, be entitled to receive notice of, attend or vote at any meeting of the shareholders of the Corporation.

2.   DIVIDENDS
     ---------

     No dividends shall be declared or paid at any time on the Series 1 Shares and the holders of such shares shall not have any claim against the Corporation for dividends of any kind.

3.   LIQUIDATION, DISSOLUTION OR WINDING-UP
     --------------------------------------

     In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Series 1 Shares shall be entitled to repayment of the amount paid up thereon, the whole being paid before any amount shall be paid or any assets or property of the Corporation shall be distributed to the holders of the common shares of the Corporation and any other shares of the Corporation ranking junior to the Series 1 Shares. After payment of such amounts, the holders of the Series 1 Shares shall not be entitled to share in any further distribution of the property or assets of the Corporation.

4.   ISSUE PRICE
     -----------

     The Series 1 Shares shall be issued only at and for a deemed price of $1.00 per share.

5.   REDEMPTION AND RETRACTION
     -------------------------

     (a)  Definitions
          -----------

          For the purposes of this Section:

           (i) "Expiration Date" means November 15, 1998;

          (ii) "Gross Margin" means the aggregate gross proceeds of sale or license, arising from or relating to the MI-320 ISDN terminal adapter, the NDIS communications drivers and the Capella MPEG PC Codec, less the Corporation's costs to produce such products and technology, such costs excluding all costs of marketing and selling such products and technology, all to be determined by the Corporation's auditor quarterly together with the calculation of the Corporation's quarterly financial results;

         (iii)  "Redemption Price" means $1.00 per share; and

          (iv) "Retraction Price" means $1.00 per share.

(b)  Mandatory Redemption
     --------------------

     (i) The Corporation shall redeem, on the 30th day following the end of each financial quarter during the Corporation's fiscal year in which Series 1 Shares shall remain issued and outstanding (the "Mandatory Redemption Date"), the number of Series 1 Shares which have an aggregate Redemption Price equal to fifty percent (50%) of the Gross Margin for such quarter.

     (ii) On each Mandatory Redemption Date, the Corporation shall, subject to the provisions of the Business Corporations Act (Alberta), pay or cause to be paid the Redemption Price to or to the order of the holder of the Series 1 Shares, as the case may be, to be redeemed upon presentation and surrender at the registered office of the Corporation of the respective certificates representing such shares.

          Should the holders of the Series 1 Shares fail to present the certificates for the Series 1 Shares to be redeemed on any Mandatory Redemption Date, the Corporation shall have the right at any time after the Mandatory Redemption Date to deposit the Redemption Price or such part thereof as at the time of deposit has not been claimed by the holder of the Series 1 Shares entitled thereto, to a special account in any Canadian chartered bank or trust company, to be paid without interest to or to the order of the holder of such Series 1 Shares called for redemption upon presentation and surrender of the certificates representing the Series 1 Shares so redeemed. Any interest on such deposit shall belong to the Corporation.

          Such Series 1 Shares shall thereupon be and be deemed to be redeemed and shall be cancelled and shall not be reissued. If a part only of the shares represented by any certificate is redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. The holder of the Series 1 Shares so redeemed shall cease to exercise any of the rights of the holder in respect thereof unless payment of the Redemption Price shall not be: made in accordance with this Section, in which case the rights of such holder shall remain unimpaired.

(c)  Optional Redemption
     -------------------

     (i) The Corporation may at its option at any time or from time to time, on the giving of not less than 10 days prior written notice ("Redemption Notice") to the holder of the Series 1 Shares, redeem for the Redemption Price all or any part of the Series 1 Shares then outstanding on the date fixed for redemption (the "Voluntary Redemption Date"), all as specified in the Redemption Notice.

     (ii) The Corporation shall redeem the Series 1 Shares referred to in the Redemption Notice on the Voluntary Redemption Date (or before the Redemption Date if agreed to by the holder of the Series 1 Shares). The Corporation shall, after presentation and surrender at the registered office of the Corporation of the certificate(s) for the Series 1 Shares called for redemption, pay to the holder of the Series 1 Shares the Redemption Price in accordance with paragraph (iii) below.

          Such Series 1 Shares shall thereupon be and be deemed to be redeemed and shall be cancelled and shall not be reissued. The holder of the Series 1 Shares so redeemed shall cease to exercise any of the rights of the holder in respect thereof unless payment of the Redemption Price shall not be made in accordance with this subsection, in which case the rights of such holder shall remain unimpaired.

          Should the Redemption Price be paid in cash in accordance with paragraph (iii) below,. and should the holder of the Series 1 Shares fail to present the certificate(s) for the Series 1 Shares to be redeemed on the Voluntary Redemption Date, the Corporation shall have the right at any time thereafter to deposit the Redemption Price in any Canadian chartered bank or trust company, in a special account for the holder of such shares, and upon deposit being made, the Series 1 Shares in respect of which such deposit shall have been made shall be deemed to be redeemed and the rights of the holder thereof shall be limited to receiving without interest, the Redemption Price so deposited upon presentation and surrender of the certificate representing the Series 1 Shares so redeemed. Any interest on such deposit shall belong to the Corporation.

   (iii) Payment of the Redemption Price for any Series 1 Shares redeemed under this paragraph (c) shall be made in cash unless the holder of the Series 1 Shares notifies the Corporation in writing not less than 5 days prior to the Voluntary Redemption Date that it wishes to receive common shares, in which case the Redemption Price shall be paid by issuing to the holder of the Series 1 Shares the number of common shares in the capital of the Corporation equal to the number of the Series 1 Shares being redeemed, multiplied by one and one-half, and by paying the Redemption Price in cash for the remaining one-half of the Series 1 Shares being redeemed.

          All common shares issued upon a redemption of Series 1 Shares under this paragraph (c) shall be fully paid and non-assessable.

(d)  Retraction at Holder's Option
     -----------------------------

     (i) Should any Series 1 Shares remain issued and outstanding as at the Expiration Date, the holder of such Series 1 Shares may, at any time after the Expiration Date, demand by notice in writing (the "Retraction Notice") to the Corporation that the Corporation redeem the whole or from time to time any part of the Series 1 Shares held by it by payment to it of the Retraction Price therefor.

     (ii) If the holder of the Series 1 Shares desires the Corporation to redeem its Series 1 Shares pursuant to this Section, it shall at least 30 days before the date specified for redemption give written notice thereof to the Corporation at its registered office (the "Retraction Notice"). Such notice shall set out the date on which redemption is to take place (the "Retraction Date").

          The Corporation shall, subject to the provisions of the Business Corporations Act (Alberta), redeem the Series 1 Shares referred to in the Retraction Notice on the Retraction Date (or before the Retraction Date if agreed to by the holder of the Series 1 Shares). The Corporation shall, after presentation and surrender at the registered office of the Corporation of the certificate(s) for the Series 1 Shares called for redemption, pay to the holder of the Series 1 Shares the Retraction Price in accordance with paragraph (iii) below. Such Series 1 Shares shall thereupon be and be deemed to be redeemed and shall be cancelled and shall not be reissued. The holder of the Series 1 Shares so redeemed shall cease to exercise any of the rights of the holder in respect thereof unless payment of the Retraction Price shall not be made in accordance with this Section, in which case the' rights of such holder shall remain unimpaired.

          Should the Retraction Price be paid in cash in accordance with subparagraph (iii)(B) below, and should the holder of the Series 1 Shares fail to prevent the certificate(s) for the Series 1 Shares to be redeemed on the Retraction Date, the Corporation shall have the right at any time thereafter to deposit the Retraction Price in any Canadian chartered bank or trust company, in a special account for the holder of such shares, and upon deposit being made, the Series 1 Shares in respect of which such deposit shall have been made shall be deemed to be redeemed and the rights of the holder thereof shall be limited to receiving without interest, the Retraction Price so deposited upon presentation and surrender of the certificate representing the Series 1 Shares so redeemed. Any interest on such deposit shall belong to the Corporation.

   (iii) Payment of the Retraction Price shall be made, solely at the option of the holder of the Series 1 Shares, as specified in the Retraction Notice, as follows:


          (A) by issuing to the holder of the Series 1 Shares the number of common shares in the capital of the Corporation equal to the number of Series 1 Shares being redeemed multiplied by three; or

          (B) by payment of the Retraction Price, in cash, to or to the order of the holder of the Series 1 Shares.

          Should the Retraction Price be paid in cash in accordance with subparagraph (iii)(B) above, payment of the Retraction Price shall be made by way of twelve (12) equal monthly installments payable by the Corporation to the holder of the Series 1 Shares on or before the last day of each month, commencing on the last day of the first full month after the Retraction Date.

          All common shares issued upon any retraction of Series 1 Shares in accordance with this paragraph shall be fully paid and non-assessable.

6.   ANTI-DILUTION
     -------------

     (a) In the event of any subdivision or reclassification of the common shares or reconstruction, consolidation, amalgamation or merger of the Corporation (other than a consolidation, amalgamation or merger which does not result in a reclassification of the outstanding common shares into other shares) (collectively an "Event") at any time while any of the Series 1 Shares are outstanding:

          (i) into a greater number and/or different class or classes of shares, then in such an Event the holder of any Series 1 Shares receiving common shares as payment for all or any part of the Redemption Price or the Retraction Price at any time after such Event shall be entitled to such additional number and/or different class or classes of shares as would have resulted from such Event if the Redemption Price or the Retraction Price had been paid prior to the date of such Event; and

          (ii) into a lesser number and/or different class or classes of shares, then in such an Event the holder of any Series I Shares receiving common shares as payment for all or any part of the Redemption Price or the Retraction Price at any time after such Event shall be entitled to such lesser number and/or different class or classes of shares as would have resulted from such Event if the Redemption Price or the Retraction Price had been paid prior to the date of such Event.

     (b) If the holder of any Series 1 Shares receives common shares as payment for all or any part of the Redemption Price or the Retraction Price at any time after the payment by the Corporation of any dividend on the common shares payable in common shares of the Corporation or a dividend on the common shares payable at the option of the holders thereof either in common shares of the Corporation or in cash, such holder shall be entitled to (subject to the prior written consent of The Alberta Stock Exchange) to the number of common shares which the holder would have been entitled to receive in payment of such Redemption Price or Retraction Price, as the case may be, if such dividend had not been paid and, in addition, to such additional number of common shares as would have been payable on the common shares if such Redemption Price or the Retraction Price, as the case may be, had been payable prior to the record date for such dividend and if such holder had exercised any such option so as to be entitled to common shares and not in cash;

     (c) If an Event occurs, the Corporation shall provide 30 days prior written notification of same to all holders of Series 1 Shares.

                           BUSINESS CORPORATIONS ACT
                              (SECTION 27 OR 171)

                     ALBERTA CONSUMER AND CORPORATE AFFAIRS

                             ARTICLES OF AMENDMENT
                                    (FORM 4)



1.   NAME OF CORPORATION                      2.   CORPORATE ACCESS NO.
     -------------------                           --------------------

     KWIKSTAR COMMUNICATIONS LTD.                   20589392


3.   THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:
     ------------------------------------------------------------------

     1. Section 3 of the Articles of the Corporation shall, pursuant to section 167(1)(1) of the Business Corporations Act (Alberta) (the "Act"), be amended by removing therefrom the restrictions on share transfers as contained therein and substituting therefor:

                                No restrictions

     2. Section 4 of the Articles of the Corporation shall, pursuant to section 167(1)(k) of the Act, be amended by increasing the minimum number of directors that the Corporation may have from one (1) to three (3), so that the minimum and maximum number of directors that the Corporation may have shall be:

                           Minimum - 3; maximum - 15

     3.   Section 6 of the Articles of the Corporation shall, in accordance with section 167(1)(m) of the Act, be amended by removing therefrom the provisions contained in paragraph A thereof.


==========================================================================
       DATE                  SIGNATURE                      TITLE

 OCTOBER 14, 1994        /s/ Don Snyder
                                                          DIRECTOR
- --------------------------------------------------------------------------

  FOR DEPARTMENTAL USE ONLY                                FILED

                           BUSINESS CORPORATIONS ACT
                              (SECTION 27 OR 171)

                     ALBERTA CONSUMER AND CORPORATE AFFAIRS

                             ARTICLES OF AMENDMENT
                                    (FORM 4)



1.   NAME OF CORPORATION            2.   CORPORATE ACCESS NO.
     -------------------                 --------------------

     589392 ALBERTA LTD.                 20589392


3.   THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:
     ------------------------------------------------------------------

          Section 1 of the Articles of the Corporation shall, pursuant to section 167(3) of the Business Corporations Act (Alberta), be amended by changing the name of the Corporation from 589392 ALBERTA LTD. to

                          KWIKSTAR COMMUNICATIONS LTD.



===================================================================
        DATE                       SIGNATURE                TITLE

 SEPTEMBER 16, 1994         /s/ Edward D. Ford
                                EDWARD D. FORD             DIRECTOR
- -------------------------------------------------------------------

      FOR DEPARTMENTAL USE ONLY                             FILED

                           BUSINESS CORPORATIONS ACT
                                  (SECTION 6)

                     ALBERTA CONSUMER AND CORPORATE AFFAIRS

                           ARTICLES OF INCORPORATION
                                    (FORM 1)



1.   NAME OF CORPORATION:
     -------------------

            589392         ALBERTA LTD.
            ------

2.   THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS
     --------------------------------------------------------------------
     AUTHORIZED TO ISSUE:
     -------------------

     - An unlimited number of common shares without nominal or par value, having attached thereto the rights, privileges, restrictions and conditions set out in Schedule "A" attached hereto;

     - An unlimited number of preferred shares without nominal or par value, having attached thereto the rights, privileges, restrictions and conditions set out in Schedule "B" attached hereto.

3.   RESTRICTIONS ON SHARE TRANSFERS (IF ANY):
     ----------------------------------------

     No transfer of shares shall occur or be registered unless and until the directors have, by a resolution, approved the transfer and the directors shall be under no obligation to give such approval or to give any reason for withholding the same.

4.   NUMBER, OR MINIMUM AND MAXIMUM NUMBER, OF DIRECTORS THAT THE CORPORATION
     ------------------------------------------------------------------------
     MAY HAVE:
     --------

     Minimum - 1; Maximum - 15

5.   IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS, OR
     ------------------------------------------------------------------------
     RESTRICTED TO CARRYING ON A CERTAIN BUSINESS, SPECIFY THE RESTRICTION(S):
     ------------------------------------------------------------------------

     No restrictions

6.   OTHER RULES OR PROVISIONS (IF ANY):
     ----------------------------------

     A.   1.   The number of shareholders of the Corporation, exclusive of

               (a) persons who are in its employment and are shareholders of the Corporation, and

               (b) persons who, having been formerly in the employment of the Corporation, were, while in that employment, shareholders of the Corporation and have continued to be shareholders of the Corporation after termination of that employment, is limited to not more than 50 persons; 2 or more persons who are the joint registered owners of one or more shares being counted as a single shareholder.

          2. Any invitation to the public to subscribe for any securities of the Corporation is prohibited.

     B. The Corporation has a lien on the shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation. The Corporation may enforce such lien in accordance with its By-laws.

     C. The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

     D. Meetings of shareholders of the Corporation may be held outside Alberta at any place within Canada or the United States of America as the Board of Directors of the Corporation may determine.
- --------------------------------------------------------------------
7.  DATE  November 30, 1993

====================================================================
INCORPORATORS NAMES      ADDRESS (including postal code)   SIGNATURE
====================================================================
MICHELINE MARCYAN        1800, 800 5th Avenue S.W.    /s/ M. Marcyan
                         Calgary, Alberta
                         T2P 3T6
- --------------------------------------------------------------------

FOR DEPARTMENTAL USE ONLY

CORPORATE ACCESS NO:          INCORPORATION DATE:

                                  SCHEDULE "A"
                                  ------------

                      TO THE ARTICLES OF INCORPORATION OF

                       _____________________ ALBERTA LTD.


     There shall be attached to the common shares, the following rights, privileges, restrictions and conditions, namely:

1. The holders of common shares shall be entitled to receive notice of, and to vote at every meeting of the shareholders of the Corporation and shall have one
(1) vote thereat for each such common share so held.

2. Subject to the rights, privileges, restrictions and conditions attached to any preferred shares of the Corporation, the holders of common shares shall be entitled to receive such dividend as the directors may from time to time, by resolution, declare.

3. Subject to the rights, privileges, restrictions and conditions attached to any preferred shares of the Corporation, in the event of liquidation, dissolution or winding up of the Corporation or upon any distribution of the assets of the Corporation among shareholders being made (other than by way of dividend out of monies properly applicable to the payment of dividends) the holders of common shares shall be entitled to share pro rata.

                                  SCHEDULE "B"
                                  ------------

                      TO THE ARTICLES OF INCORPORATION OF

                     _________________________ ALBERTA LTD.

     There shall be attached to the preferred shares the following rights, privileges, restrictions and conditions, namely:

1. The Directors of the Corporation may, from time to time, issue the preferred shares in one or more series, each series to consist of such numbers of shares as may before issuance thereof, be determined by the Directors.

2. The Directors of the Corporation may, by resolution (subject as hereinafter provided) fix before issuance, the designation, rights, privileges, restrictions and conditions to attach to the preferred shares of each series, including, without limiting the generality of the foregoing, the rate, form, entitlement and payment of preferential dividends, the redemption price, terms, procedures and conditions of redemption, if any, voting rights and conversion rights (if any) and any sinking fund, purchase fund or other provisions attaching to the preferred shares of such series; and provided however, that no shares of any series shall be issued until the Directors have filed Articles of Amendment with the Registrar of Corporations, Province of Alberta, or such designated person in any other jurisdiction in which the Corporation may be continued.

3. If any cumulative dividends or amounts payable on return of capital in respect of a series of shares are not paid in full, the shares of all series shall participate ratably in respect of accumulated dividends and return of capital.

4. The preferred shares shall be entitled to preference over the common shares of the Corporation and any other shares of the Corporation ranking junior to the preferred shares with respect to the payment of dividends, if any, and in the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, and may also be given such other preferences over the common shares of the Corporation and any other shares of the Corporation ranking junior to the preferred shares as may be fixed by the resolution of the Directors of the Corporation as to the respective series authorized to be issued.

5. The preferred shares of each series shall rank on a parity with the preferred shares of every other series with respect to priority and payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary exclusive of any conversion rights that may affect the aforesaid.

6. No dividends shall at any time be declared or paid on or set apart for payment on any shares of the Corporation ranking junior to the preferred shares unless all dividends, if any, up to and including the dividend payable for the last completed period for which such dividend shall be payable on each series of preferred shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on such shares of the Corporation ranking junior to the preferred shares nor shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the preferred shares (less than the total amount then outstanding) or any shares of the Corporation ranking junior to the preferred shares unless all dividends up to and including the dividend payable, if any, for the last completed period for which such dividends shall be payable on each series of the preferred shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment.

7. Preferred shares of any series may be purchased for cancellation or made subject to redemption by the Corporation out of capital pursuant to the provisions of the Business Corporations Act (Alberta), if the Directors so provide in the resolution of the Board of Directors of the Corporation relating to the issuance of such preferred shares, and upon such other terms and conditions as may be specified in the designations, rights, privileges, restrictions and conditions attaching to the preferred shares of such series as set forth in the said resolution of the Board of Directors and the Articles of Amendment of the Corporation relating to the issuance of such series.

8. The holders of the preferred shares shall not, as such, be entitled as of right to subscribe for or purchase or receive any part of any issue of shares or bonds, debentures or other securities of the Corporation now or hereafter authorized.

9. No class of shares may be created or rights and privileges increased to rank in parity or priority with the rights and privileges of the preferred shares including, without limiting the generality of the foregoing, the rights of the preferred shares to receive dividends or to return of capital, without the approval of the holders of the preferred shares as required under the Business Corporations Act (Alberta).